Exhibit 99.1

J&J SNACK FOODS REPORTS RECORD FISCAL SECOND QUARTER REVENUE OF $359.7 MILLION

Net Earnings of $13.3 Million, EPS of $0.69 and Adjusted EPS of $0.84

Increased Over 90% Versus Prior Year

Mount Laurel, NJ, May 6, 2024 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the second quarter ended March 30, 2024.

		Second Quarter
	Actuals	$ vs. LY	% vs. LY
Net Sales	$359.7M	$21.9M	6.5%
Operating Income	$17.9M	$7.7M	75.6%
Net Earnings	$13.3M	$6.5M	94.0%
Earnings per Diluted Share	$0.69	$0.33	91.7%

Adjusted Operating Income	$21.8M	$9.8M	81.0%
Adjusted EBITDA	$39.3M	$11.9M	43.1%
Adjusted Earnings per Diluted Share	$0.84	$0.41	95.3%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods Chairman, President, and CEO, commented, “J&J Snack Foods delivered another period of strong financial results, including the highest fiscal second quarter net sales in our company’s history -topping our previous record achieved in the prior year. Top line performance was driven by higher volumes of our core products and brands, as well as strong new business performance in our Food Service and Retail channels. Our investments over the last two years to increase production capacity in churros and pretzels have positioned us to pursue new sales opportunities. Also, the ongoing success of our initiatives to enhance profit margins and drive efficiency across our business led to a 330-basis point improvement in gross margin to 30.1%. This resulted in adjusted operating income and adjusted EBITDA growth of 81.0% and 43.1%, respectively, and a more than 90% increase in net earnings, EPS, and adjusted EPS”.

“Food Service sales increased 5.4%, led by strong growth in churros, bakery, and frozen novelties. Our churros’ partnership with Subway has enjoyed phenomenal success and we remain excited about the opportunity ahead of us. Retail sales increased 14.1%, led by healthy year-over-year growth across all our product categories, including 75% growth in handhelds and 14% growth in frozen novelties. Our Superpretzel branded products, including Bavarian sticks, mini dogs, and bites, continue to perform well and we are making progress expanding our Hola! Churros brand in Retail. The Frozen Beverage segment continues its growth trajectory, with sales growing by 5% versus the prior year period, driven by strong beverage sales”.

“During the quarter, we opened the third regional distribution center (“RDC”) in Arizona completing our strategic supply chain transformation, which is projected to drive significant benefits in how we warehouse and distribute product. As planned, we incurred $2.3 million in one-time incremental expenses in the quarter as we transitioned from our prior warehouse structure to the new facility. Today, all three RDCs are in operation with over 80% of sales orders now shipped from our new distribution network. This completes a critical initiative for our business, and we are confident in our ability to drive further productivity improvements in our supply chain.”

“In summary, our second quarter performance, together with our robust balance sheet and liquidity position, has us well positioned to continue driving growth across our brand portfolio and customer channels. Looking ahead, we remain focused on executing our strategy, including maximizing every sales and new business opportunity to further grow our core brands, while investing in our capabilities and resources to improve our overall operations. While we are closely monitoring consumer and inflationary trends, we expect to build momentum through the second half of fiscal 2024 and remain excited about the many opportunities ahead of us to deliver long-term value to our employees, partners, and shareholders.”

Second Quarter Highlights

Net sales increased 6.5% to $359.7 million in Q2 of fiscal 2024, compared to Q2 of fiscal 2023.

Key highlights include:

●	Food Service segment sales were 5.4% above Q2 ’23.
●	Retail segment sales were 14.1% above Q2 ’23.
●	Frozen Beverage segment sales were 5.0% above Q2 ’23.
●

Churros, Bakery and Frozen Novelties in Food Service; Soft Pretzels, Handhelds, Frozen Novelties and Biscuits in Retail; and Beverages and Maintenance Services in Frozen Beverages all delivered sales increases in the quarter. This was slightly offset by softer sales of Handhelds and Soft Pretzels in Food Service and relatively flat Machine revenue in Frozen Beverages.

●	Dippin’ Dots sales increased 5.1% compared to Q2 ’23.

Gross profit as a percentage of sales was 30.1% in Q2 ’24, comparing favorably to 26.8% in Q2 ’23, reflecting the impact of improved product and pricing mix along with ongoing productivity improvements and a stabilization of inflationary pressures across the majority of our input costs. While we experienced deflation in some raw materials for the quarter led by flour, oils, dairy, and eggs, this was offset by continued double-digit inflation in chocolates and mid-single digit increases in sugar/sweeteners, mixes, and meats.

Total operating expenses of $90.3 million represented 25.1% of sales for the quarter, compared to 23.7% in Q2 ’23.

●

Distribution costs of $44.2 million represented 12.3% of sales in the quarter, versus 11.3% in the prior year period, largely driven by $2.3 million of one-time transition expenses related to opening the Glendale distribution center in Arizona and higher shipment volume.

●

Marketing and selling expenses of $27.7 million represented 7.7% of sales, versus 7.1% in the prior year period, reflecting incremental licensing fees on new churros business, and additional strategic promotional and marketing spend to support our core brands and new product launches.

●

Administrative expenses of $18.5 million represented 5.1% of sales in Q2 ’24, compared to 5.3% in Q2 ’23, with the year-over-year decrease largely attributable to tight management of payroll cost and discretionary spend.

Adjusted operating income was $21.8 million in the second quarter of fiscal 2024, compared to $12.1 million in the prior year period, with the increase driven by sales growth, improved gross margins and operational efficiencies. This led to net earnings in Q2 ’24 of $13.3 million, favorably comparing to $6.9 million in Q2 ’23. Our effective tax rate was 26.6% in Q2 ’24.

Food Service Segment Second Quarter Highlights

●	Q2 ’24 food service sales totaled $230.0 million, or an increase of 5.4%, compared to Q2 ’23 sales of $218.3 million.
●

Churros sales continued their strong growth momentum as sales increased 23.7% to over $30.8 million led by new business growth with a major QSR customer. Bakery and Frozen Novelties sales also increased, by 7.7% and 4.2%, respectively, driven by unit volume growth in cookies and over 5% increase in Dippin’ Dots sales. Growth across the segment was offset by a decrease in Soft Pretzel and Handheld sales of 2.1% and 4.0%, respectively, driven primarily by soft consumer trends. Volume sales for core food service handhelds increased for the quarter.

●	Sales of new products and added placement with new customers totaled approximately $13.7 million, driven primarily by the addition of churros to the menu of a major QSR customer.
●	Q2 ’24 operating income increased 54.5% to $7.9 million, versus the prior year period reflecting the top-line growth and improved gross margins.

Retail Segment Second Quarter Highlights

●	Q2 ’24 retail sales totaled $52.9 million, or an increase of 14.1%, compared to Q1 ’23.
●

Handheld sales grew by 75.5% driven by expanded placement of product with a major mass merchant. Frozen Novelties sales increased 14% led by growth of Dogsters and Icee novelties, as well as higher shipments as customers build inventory for the peak spring and summer seasons. Biscuit sales increased 6.0% in the quarter and Soft Pretzel sales increased 2.7% led by our continued expansion of Superpretzel products in retail.

●	New product innovation contributed approximately $2.0 million in the quarter driven primarily by the growth of Superpretzel Bavarian sticks into the Retail segment .
●	Operating income for the quarter was $5.1 million, an increase of $4.6 million versus the prior year period driven by sales growth, product mix and higher gross margins.

Frozen Beverages Segment Second Quarter Highlights

●	Frozen beverages segment sales were $76.9 million and beat Q2 ’23 sales by 5.0%.
●	Beverage sales grew 6.9%, or $2.9 million higher than in Q2’23 led by consistent consumer trends across most customer channels.
●	Repair and Maintenance revenues increased 2.9%, versus the prior year period reflecting strong maintenance call volumes, while Machine sales were relatively flat down 0.4%.
●	Q2 ’24 operating income increased 6.3% to $4.9 million for the quarter, compared to a Q2 ’23 operating income of $4.6 million, and was driven by both sales growth and gross margin performance.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on May 7, 2024, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at https://www.jjsnack.com/investors/.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja, or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended		Six months ended
	March 30,	March 25,	March 30,	March 25,
	2024	2023	2024	2023

Net sales	$359,734	$337,854	$708,042	$689,197

Cost of goods sold	251,491	247,470	505,214	507,958
Gross profit	108,243	90,384	202,828	181,239

Operating expenses
Marketing	27,650	24,017	55,122	47,716
Distribution	44,249	38,188	84,552	80,237
Administrative	18,521	17,919	36,720	34,310
Other general expense	(81)	67	(1,153)	(545)
Total operating expenses	90,339	80,191	175,241	161,718

Operating income	17,904	10,193	27,587	19,521

Other income (expense)
Investment income	684	401	1,482	1,086
Interest expense	(429)	(1,334)	(989)	(2,383)

Earnings before income taxes	18,159	9,260	28,080	18,224

Income tax expense	4,830	2,389	7,469	4,720

NET EARNINGS	$13,329	$6,871	$20,611	$13,504

Earnings per diluted share	$0.69	$0.36	$1.06	$0.70

Weighted average number of diluted shares	19,418	19,295	19,411	19,285

Earnings per basic share	$0.69	$0.36	$1.06	$0.70

Weighted average number of basic shares	19,380	19,238	19,362	19,230

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 30,
	2024	September 30,
	(unaudited)	2023
Assets
Current assets
Cash and cash equivalents	$43,645	$49,581
Accounts receivable, net	178,312	198,129
Inventories	188,709	171,539
Prepaid expenses and other	9,944	10,963
Total current assets	420,610	430,212

Property, plant and equipment, at cost
Land	3,684	3,684
Buildings	50,075	45,538
Plant machinery and equipment	470,836	445,299
Marketing equipment	310,799	296,482
Transportation equipment	15,078	14,367
Office equipment	48,265	47,393
Improvements	64,823	51,319
Construction in progress	30,346	56,116
Total Property, plant and equipment, at cost	993,906	960,198
Less accumulated depreciation and amortization	601,876	574,295
Property, plant and equipment, net	392,030	385,903

Other assets
Goodwill	185,070	185,070
Other intangible assets, net	180,298	183,529
Operating lease right-of-use assets	154,104	88,868
Other	3,494	3,654
Total other assets	522,966	461,121
Total Assets	$1,335,606	$1,277,236

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$170	$201
Accounts payable	95,844	90,758
Accrued insurance liability	16,980	15,743
Accrued liabilities	8,955	14,214
Current operating lease liabilities	19,179	16,478
Accrued compensation expense	19,218	23,341
Dividends payable	14,249	14,209
Total current liabilities	174,595	174,944

Long-term debt	17,000	27,000
Noncurrent finance lease liabilities	506	600
Noncurrent operating lease liabilities	141,726	77,631
Deferred income taxes	81,665	81,310
Other long-term liabilities	4,462	4,233

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,386,000 and 19,332,000 respectively	124,280	114,556
Accumulated other comprehensive loss	(7,883)	(10,166)
Retained Earnings	799,255	807,128
Total stockholders' equity	915,652	911,518
Total Liabilities and Stockholders' Equity	$1,335,606	$1,277,236

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Six months ended
	March 30,	March 25,
	2024	2023
Operating activities:
Net earnings	$20,611	$13,504
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	30,960	27,236
Amortization of intangibles and deferred costs	3,232	3,385
(Gain) loss from disposals of property & equipment	(17)	(354)
Share-based compensation	3,208	2,552
Deferred income taxes	377	(787)
(Gain) loss on marketable securities	-	(22)
Other	160	(255)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	20,110	10,541
Decrease (Increase) in inventories	(17,027)	823
Decrease in prepaid expenses	1,046	4,787
(Decrease) in accounts payable and accrued liabilities	(962)	(25,739)
Net cash provided by operating activities	61,698	35,671

Investing activities:
Purchases of property, plant and equipment	(36,626)	(49,124)
Proceeds from redemption and sales of marketable securities	-	5,300
Proceeds from disposal of property and equipment	152	797
Net cash (used in) investing activities	(36,474)	(43,027)

Financing activities:
Proceeds from issuance of stock	6,516	4,059
Borrowings under credit facility	35,000	92,000
Repayment of borrowings under credit facility	(45,000)	(55,000)
Payments on finance lease obligations	(110)	(71)
Payment of cash dividend	(28,444)	(26,914)
Net cash provided by (used in) financing activities	(32,038)	14,074

Effect of exchange rates on cash and cash equivalents	878	1,384

Net increase (decrease) in cash and cash equivalents	(5,936)	8,102
Cash and cash equivalents at beginning of period	49,581	35,181
Cash and cash equivalents at end of period	$43,645	$43,283

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 30,	March 25,	March 30,	March 25,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
	(in thousands)		(in thousands)
Sales to external customers:
Food Service
Soft pretzels	$54,328	$55,492	$104,456	$107,715
Frozen novelties	27,713	26,607	48,763	48,372
Churros	30,825	24,920	58,886	50,677
Handhelds	19,504	20,309	41,551	43,881
Bakery	91,907	85,300	193,889	194,248
Other	5,713	5,653	11,054	11,685
Total Food Service	$229,990	$218,281	$458,599	$456,578

Retail Supermarket
Soft pretzels	$16,453	$16,013	$34,900	$30,498
Frozen novelties	23,676	20,770	36,537	38,739
Biscuits	6,207	5,858	13,239	13,771
Handhelds	7,194	4,099	12,704	6,991
Coupon redemption	(769)	(375)	(1,101)	(551)
Other	129	(5)	370	(15)
Total Retail Supermarket	$52,890	$46,360	$96,649	$89,433

Frozen Beverages
Beverages	$44,666	$41,799	$86,616	$80,458
Repair and maintenance service	23,231	22,585	47,790	46,412
Machines revenue	8,221	8,252	17,110	15,263
Other	736	577	1,278	1,053
Total Frozen Beverages	$76,854	$73,213	$152,794	$143,186

Consolidated sales	$359,734	$337,854	$708,042	$689,197

Depreciation and amortization:
Food Service	$11,173	$9,597	$21,846	$19,055
Retail Supermarket	525	492	1,052	883
Frozen Beverages	5,702	5,351	11,294	10,683
Total depreciation and amortization	$17,400	$15,440	$34,192	$30,621

Operating Income:
Food Service	$7,931	$5,133	$13,947	$11,520
Retail Supermarket	5,110	487	5,562	1,598
Frozen Beverages	4,863	4,573	8,078	6,403
Total operating income	$17,904	$10,193	$27,587	$19,521

Capital expenditures:
Food Service	$9,364	$13,744	$21,229	$38,606
Retail Supermarket	0	105	2	1,479
Frozen Beverages	7,332	4,365	15,395	9,039
Total capital expenditures	$16,696	$18,214	$36,626	$49,124

Assets:
Food Service	$963,870	$910,573	$963,870	$910,573
Retail Supermarket	36,650	12,162	36,650	12,162
Frozen Beverages	335,086	302,222	335,086	302,222
Total assets	$1,335,606	$1,224,957	$1,335,606	$1,224,957

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended		Six months ended

	March 30,	March 25,	March 30,	March 25,
	2024	2023	2024	2023

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$13,329	$6,871	$20,611	$13,504
Income Taxes	4,830	2,389	7,469	4,720
Investment Income	(684)	(401)	(1,482)	(1,086)
Interest Expense	429	1,334	989	2,383
Depreciation and Amortization	17,400	15,440	34,192	30,621
Share-Based Compensation	1,728	1,313	3,208	2,552
Strategic Business Transformation Costs (2)	2,307	-	4,553	-
Net (Gain) Loss on Sale or Disposal of Assets	6	357	(17)	(354)
Integration Costs	-	188	-	417
Adjusted EBITDA	$39,345	$27,491	$69,523	$52,757

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	17,904	10,193	27,587	19,521
Strategic Business Transformation Costs (2)	2,307	-	4,553	-
Acquisition Related Amortization Expenses	1,616	1,679	3,232	3,358
Integration Costs	-	188	-	417
Adjusted Operating Income	$21,827	$12,060	$35,372	$23,296

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.69	$0.36	$1.06	$0.70
Strategic Business Transformation Costs (2)	0.12	-	0.23	-
Acquisition Related Amortization Expenses	0.08	0.09	0.17	0.17
Integration Costs	-	0.01	-	0.02

Tax Effect of Non-GAAP Adjustments (1)	(0.05)	(0.03)	(0.11)	(0.05)

Adjusted Earnings per Diluted Share	$0.84	$0.43	$1.35	$0.84

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2)	Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.